Exhibit 10.1

VOTING AGREEMENT

This Voting Agreement, dated as of April 29, 2014 (this “Agreement”), is made by and among Multimedia Games, Inc., a Delaware corporation (“Parent”), and the undersigned shareholders and option holders (each a “Shareholder” and collectively, the “Shareholders”) of PokerTek, Inc., a North Carolina corporation (the “Company”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, Parent, 23Acquisition Co., a North Carolina corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and the Company have entered into that certain Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement and subject to the terms and conditions therein, Merger Sub will merge with and into the Company (the “Merger”) and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”);

WHEREAS, in connection with the Merger and at the Effective Time, (a) each share of issued and outstanding Company Common Stock (other than shares to be canceled in accordance with Section 2.1(c) of the Merger Agreement) shall be converted into the right to receive from the Surviving Corporation a cash amount equal to $1.35 per share, and (b) each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation in accordance with the terms and conditions of the Merger Agreement;

WHEREAS, each Shareholder owns, beneficially or of record, or has sole voting power with respect to the outstanding shares of Company Common Stock or options to purchase Company Common Stock identified as being held by such Shareholder on Schedule 1 attached hereto (such shares of Company Common Stock, together with (a) outstanding options, warrants, other derivative securities or rights to acquire any additional shares of Company Common Stock or any security exercisable for or convertible into shares of Company Common Stock (collectively, “Equity Interests”), (b) any voting securities or Equity Interests of the Company issued or exchanged with respect to such shares of Company Common Stock upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of the Company or any other change in the Company’s capital structure, and (c) any right, voting agreement, power, or irrevocable proxy to vote shares of Company Common Stock or any voting securities or Equity Interests of the Company issued or exchanged with respect to such shares of Company Common Stock, the “Covered Shares”);

WHEREAS, the Board of Directors of the Company, acting upon the recommendation of a special committee formed by the Board of Directors of the Company for the purpose of evaluating and negotiating strategic alternatives and/or transactions for the Company, including, but not limited to, the Merger Agreement and the Transactions contemplated therein, any Superior Proposal, any Company Takeover Proposal, any Alternative Acquisition Agreement, and/or any other similar transactions, (a) has approved and declared advisable the Merger Agreement and determined that the Merger Agreement is in the best interests of its shareholders, (b) has approved and declared advisable the Merger, on the terms and subject to the conditions provided for in the Merger Agreement, and determined that the Merger is in the best interests of its shareholders, (c) has reviewed the terms of the Merger and determined that such terms are fair and (d) has recommended adoption by its shareholders of the Merger Agreement and the Merger; and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, each Shareholder desires to vote their respective Covered Shares (including, but not limited to, any Covered Shares that such Shareholder has the right to vote due to any agreement, proxy or other similar right) in favor of the adoption of the Merger Agreement and the Merger in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows:

1.           Agreement to Vote Covered Shares; Grant of Irrevocable Proxies.

(a)           Unless and until this Agreement shall be terminated pursuant to Section 4, each Shareholder agrees that, solely in such Shareholder’s capacity as a shareholder of the Company, at every meeting of the shareholders of the Company called, and at every postponement or adjournment thereof, and on every action or approval by written consent of the shareholders of the Company, each Shareholder irrevocably agrees to vote all such Shareholder’s Covered Shares (including, but not limited to, any Covered Shares that such Shareholder has the right to vote due to any agreement, proxy or other similar right) which are outstanding and owned, beneficially or of record, by such Shareholder on the record date of such meeting (the “Eligible Shares”) (i) in favor of adoption of the Merger Agreement and in favor of the Merger, and (ii) against (A) any proposal made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger or any other transaction contemplated by the Merger Agreement, (B) any Company Takeover Proposal (including, without limitation, any Superior Proposal), (C) any change in the management or board of directors of the Company (other than as contemplated by the Merger Agreement), (D) any sale or transfer of a material amount of assets or capital stock of the Company or any of its subsidiaries, (E) any action, matter, agreement or proposal submitted to the shareholders of the Company for approval, if it could reasonably be expected that, or if such Shareholder has actual knowledge that, the approval of such action, matter, agreement or proposal would result in a breach of any representation, warranty, covenant or agreement or any other obligation of the Company under the Merger Agreement, and (F) any action, proposal, transaction or agreement that is intended, or could reasonably be expected, to impede, interfere with, delay, discourage, inhibit, postpone or adversely affect the Merger or the other Transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of any shares or securities of the Company (including, without limitation, any amendments to the Company’s Articles of Incorporation or Bylaws). For the avoidance of doubt, each Shareholder agrees that, during the term of this Agreement, the obligations of such Shareholder set forth herein shall not be affected by any breach or alleged breach by Parent or Merger Sub of any of its respective representations, warranties, agreements or covenants set forth in the Merger Agreement.

(b)           Each Shareholder agrees that each of Patrick J. Ramsey and Todd F. McTavish, each in his capacity as an officer of Parent, shall act, and is hereby appointed by such Shareholder, as the agent, proxy and attorney-in-fact for such Shareholder, with full power of substitution and resubstitution, solely to cause the Eligible Shares to be counted as present and to vote the Eligible Shares prior to the termination of this Agreement in accordance with Section 1(a); provided, that this proxy and power of attorney shall not be construed to permit such persons to exercise any stock option held by any Shareholder without such Shareholder’s prior written consent.  This proxy and power of attorney is given to secure the performance of the duties of such Shareholder under this Agreement.  With respect to the proxy and power of attorney granted by such Shareholder under this Section 1(b), (i) such Shareholder shall take such further action or execute such other instruments, at Parent’s sole cost and expense, as may be reasonably necessary to effectuate the intent of such proxy; (ii) such proxy and power of attorney shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Shareholder inconsistent with such proxy; (iii) such power of attorney is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Shareholder; and (iv) such proxy and power of attorney shall terminate upon the termination of this Agreement.  Each Shareholder shall execute and deliver to Parent any proxy cards or other voting materials that such Shareholder receives to vote in favor of the adoption of the Merger Agreement and the Merger and in accordance with the other matters set forth in Section 1(a).

(c)           Each Shareholder agrees that all Covered Shares that such Shareholder purchases, acquires the right to vote or otherwise acquires beneficial ownership of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Eligible Shares for all purposes of this Agreement.

2.           Agreement to Retain Covered Shares; No Transfers.

Unless and until this Agreement shall be terminated pursuant to Section 4, each Shareholder agrees that such Shareholder will not, directly or indirectly, (a) sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”), or enter into any contract, arrangement, option, understanding or other agreement with respect to, or consent to, a Transfer of any of such Shareholder’s Covered Shares (including, but not limited to, any Covered Shares that such Shareholder has the right to vote due to any agreement, proxy or other similar right) or any economic, voting or other direct or indirect interest therein, (b) grant a proxy or power or attorney or enter into any voting agreement or other arrangement concerning any of the Covered Shares (except, in each case, for the voting agreement and appointment of proxy under Section 1 and the fulfillment of all other agreements and obligations of such Shareholder hereunder), (c) enter into, or deposit such Shareholder’s Covered Shares into, a voting trust or take any other action that would, or could reasonably be expected to, result in a diminution of the voting power represented by any of such Shareholder’s Covered Shares, or (d) commit or agree to take any of the foregoing actions. Any attempted Transfer of Covered Shares or any interest therein in violation of this Section 2 shall be null and void. Each Shareholder makes no agreement or understanding herein in such Shareholder’s capacity as a director or officer of the Company (if such Shareholder holds such office), and nothing in this Agreement will be construed to prohibit, limit or restrict such Shareholder from exercising such Shareholder’s fiduciary duties as an officer or director of the Company. Each Shareholder further agrees that all shares of Company Common Stock that such Shareholder purchases, acquires the right to vote or otherwise acquires beneficial ownership of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Covered Shares for all purposes of this Agreement.

3.           Representations and Warranties.

Each Shareholder hereby represents and warrants to Parent and the Company that (a) such Shareholder has the power and authority and legal capacity to enter into, execute and deliver this Agreement and perform its obligations under this Agreement; (b) this Agreement has been duly and validly executed and delivered by such Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and applicable rules of law governing the availability of equitable remedies; (c) the execution and delivery of this Agreement and the performance by such Shareholder of its obligations hereunder do not require the authorization, consent, approval, license, exemption or other action by any third party or Governmental Entity, do not violate applicable Law or conflict with or result in a breach of any contractual obligations applicable to such Shareholder or such Shareholder’s property or assets; (d) (i) such Shareholder beneficially owns (as defined in Rule 13d-3 under the Exchange Act) and has sole voting power with respect to the Covered Shares (including, but not limited to, any Covered Shares that such Shareholder has the right to vote due to any agreement, proxy or other similar right) identified as being held by such Shareholder on Schedule 1 attached hereto, such shares are free and clear of any pledges, liens, claims, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer and security interests (including any restrictions on the right to vote or otherwise transfer such Covered Shares) of any kind or nature whatsoever other than those arising from such Shareholder’s obligations under this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, (ii) there are no proxies heretofore given in respect of any or all of the Covered Shares (including, but not limited to, any Covered Shares that such Shareholder has the right to vote due to any agreement, proxy or other similar right), and (iii) there are, other than this Agreement, no voting trusts or voting agreements with respect to such Shareholder’s Covered Shares; (e) other than the Covered Shares (including, but not limited to, any Covered Shares that such Shareholder has the right to vote due to any agreement, proxy or other similar right) that are identified as to such Shareholder on Schedule 1 attached hereto, such Shareholder does not own, beneficially or of record, any outstanding voting securities or Equity Interests in the Company; and (f) such Shareholder is not currently engaged in any discussions or negotiations with any Person (other than Parent and Merger Sub) regarding any Company Takeover Proposal.

4.           Termination of Agreement.

This Agreement shall remain in full force and effect until, and the provisions of this Agreement, including, but not limited to, Section 1, Section 2, and Section 3, shall terminate upon, the earliest to occur of any of the following:  (a) the Merger Agreement, as it may be amended or modified from time to time, is terminated in accordance with its terms; (b) the Effective Time; or (c) the parties hereto execute a written agreement to terminate this Agreement.  No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

5.           Notices.

All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, sent or e-mail of a PDF document (which is confirmed by an acknowledgement that the e-mail was delivered) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent or Merger Sub, to:

Multimedia Games, Inc.
206 Wild Basin Road South
Austin, Texas  78746
ATTN:  Todd F. McTavish, Esq.
E-mail:  Todd.Mctavish@mm-games.com

with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention:  William P. Mills, Esq.
Email: William.Mills@cwt.com

If to any Shareholder, to such Shareholder at the address specified on Schedule 1 hereto, with copies (which shall not constitute notice) to:

PokerTek, Inc.
1150 Crews Road, Suite F
Matthews, NC 28105
Attention: Mark Roberson, Chief Executive Officer
E-mail : Mark.Roberson@pokertek.com

and

Morse Zelnick Rose & Lander, LLP
825 Third Avenue
New York, New York 10022
Attention: Kenneth S. Rose, Esq.
E-mail: krose@mzrl.com

or such other address or electronic mail address as such party may hereafter specify by like notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.  In the event that an addressee of a notice or communication rejects or otherwise refuses to accept a notice or other communication delivered or sent in accordance with this Section 5, or if the notice or other communication cannot be delivered because of a change in address for which no notice was given, then such notice or other communication is deemed to have been received upon such rejection, refusal or inability to deliver.

6.           Entire Agreement; No Third-Party Beneficiaries.

This Agreement (including the exhibits and schedules hereto and any other documents and instruments referred to herein or contemplated hereby), constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.  Nothing in this Agreement shall be considered to give any person other than the parties any legal or equitable right, claim or remedy under or in respect of this Agreement or any provision of this Agreement.

7.           Specific Performance.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed prior to termination of this Agreement in accordance with their specific terms or were otherwise breached, and that there would not be an adequate remedy at law for money damages in such event.  It is accordingly agreed that the Parent shall be entitled to specific performance and an injunction or injunctions or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

8.           Severability.

If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9.           Further Assurances.

Each Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements and other instruments as Parent or Merger Sub may reasonably request in order to carry out the transactions contemplated by this Agreement.

10.           Expenses.

Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

11.           Headings.

All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of its provisions.  All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

12.           Counterparts.

This Agreement may be executed in two or more counterparts (including by means of facsimile or electronically transmitted portable document format (PDF) signature pages), each of which shall be deemed to be an original, but all of which together shall constitute and be one and the same instrument; provided, that fax or electronically transmitted signatures of this Agreement shall be deemed to be originals.  Counterpart signatures need not be on the same page and shall be deemed effective upon receipt.

13.           Governing Law; Jurisdiction.

The laws of the State of Delaware (without giving effect to its conflicts of law principles) shall govern this Agreement and all matters arising out of or relating to this Agreement and any of the transactions contemplated hereby, including its negotiation, execution, validity, interpretation, construction, performance and enforcement; provided, that such matters shall be governed by and construed in accordance with the North Carolina Business Corporation Act as to matters within the scope thereof.  The parties hereto hereby irrevocably submit to the federal and state courts located in the State of Delaware over any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such courts.  The parties hereto hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any action or proceeding brought in such court or any claim that such action or proceeding brought in such court has been brought in an inconvenient forum.  Each of the parties hereto agrees that a judgment in such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each of the parties hereto hereby irrevocably consents to process being served by any party to this Agreement in any action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 5.

14.           Amendments; Waivers.

Any amendment or modification of or to any provision of this Agreement, and any consent to any departure of any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by each party hereto.  Notwithstanding the foregoing sentence, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by any party entitled to the benefits thereof only by a written instrument signed by such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

15.           Successors and Assigns.

This Agreement shall apply to, be binding in all respects upon and inure to the benefit of the parties and their respective successors and permitted assigns.  No party may assign any of its rights under this Agreement without the prior written consent of each of the other parties, except that Parent may assign all or any of its rights, interests and obligations hereunder to any of its Affiliates.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed as of the date first above written.

MULTIMEDIA GAMES, INC.

By: /s/ Patrick J. Ramsey
Name:  Patrick J. Ramsey
Title:           CEO

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed as of the date first above written.

SHAREHOLDER:

/s/ Gehrig H. White
Gehrig H. White

For purposes of acknowledging and agreeing to the terms and conditions of this Voting Agreement, and not as a Shareholder:

/s/ Margaret White
Margaret White, Spouse

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed as of the date first above written.

SHAREHOLDER:

/s/ James T. Crawford
James T. Crawford

For purposes of acknowledging and agreeing to the terms and conditions of this Voting Agreement, and not as a Shareholder:

/s/ Lisa Crawford
Lisa Crawford, Spouse

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed as of the date first above written.

SHAREHOLDER:

/s/ Lyle A. Beman
Lyle A. Berman

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed as of the date first above written.

SHAREHOLDER:

/s/ Joseph J. Lahti
Joseph J. Lahti

For purposes of acknowledging and agreeing to the terms and conditions of this Voting Agreement, and not as a Shareholder:

/s/ Teresa Lahti
Teresa Lahti, Spouse

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed as of the date first above written.

SHAREHOLDER:

/s/ Mark D. Roberson
Mark D. Roberson

For purposes of acknowledging and agreeing to the terms and conditions of this Voting Agreement, and not as a Shareholder:

/s/ Debbie Roberson
Debbie Roberson, Spouse

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed as of the date first above written.

SHAREHOLDER:

/s/ Arthur L. Lomax
Arthur L. Lomax

For purposes of acknowledging and agreeing to the terms and conditions of this Voting Agreement, and not as a Shareholder:

/s/ Connie Lomax
Connie Lomax, Spouse

Schedule 1

Name and Address of Shareholder (and controlled affiliates, if applicable)	Shares of Common Stock	Options	RSUs
Gehrig H. White	1,102,736	0	0
James T. Crawford	751,622	125,000	0
Lyle A. Berman	659,715	80,000	0
Joseph J. Lahti	447,919	20,000	0
Mark D. Roberson	211,648	191,000	300,000
Arthur L. Lomax	258,280	0	0